Exhibit 99.1
PROPERTIES OWNED BY SUMMIT HOTEL PROPERTIES, LLC AS OF DECEMBER 31, 2007

		Number of	Acquisition/	For the Year Ended December 31, 2007
Property Name	Franchise	Guest Rooms	Opening Date	Occupancy Rate	ADR	RevPAR

Ft. Smith, AR	Aspen Hotel	57	6/24/2003	62.51%	80.75	50.48
Bloomington, MN(1)	Cambria Suites	113	11/15/2007	16.96%	69.15	11.73
Boise, ID(1)	Cambria Suites	119	4/13/2007	38.63%	85.65	33.09
Ellensburg, WA	Comfort Inn	52	8/30/1996	67.29%	87.04	58.57
Fort Smith, AR	Comfort Inn	89	4/3/1995	77.58%	72.26	56.06
Kennewick, WA	Comfort Inn	56	6/25/1994	58.16%	72.84	42.36
Lewiston, ID	Comfort Inn	52	1/24/1996	72.53%	72.83	52.82
Missoula, MT	Comfort Inn	52	1/12/1996	74.10%	87.11	64.55
Salina, KS	Comfort Inn	60	3/27/1992	78.08%	67.04	52.34
Twin Falls, ID	Comfort Inn	52	10/24/1992	79.75%	93.63	74.67
Charleston, WV	Comfort Suites	67	4/20/2001	72.24%	86.10	62.20
Ft. Worth, TX	Comfort Suites	70	6/19/1999	61.62%	94.43	58.19
Lakewood, CO	Comfort Suites	62	4/29/1995	63.43%	87.27	55.36
St. Joseph, MO	Comfort Suites	65	8/10/1998	72.81%	70.88	51.61
Charleston, WV	Country Inn & Suites	64	7/23/2001	76.55%	89.03	68.15
Germantown, TN	Courtyard by Marriott	93	2/24/2005	72.10%	103.33	74.50
Jackson, MS	Courtyard by Marriott	117	2/24/2005	64.26%	103.07	66.23
Memphis, TN	Courtyard by Marriott	96	6/30/2005	64.45%	97.30	62.71
Missoula, MT	Courtyard by Marriott	92	12/16/2005	68.87%	106.68	73.47
Scottsdale, AZ	Courtyard by Marriott	153	8/1/2003	69.70%	150.75	105.07
Baton Rouge, LA	Fairfield Inn by Marriott	79	2/13/2004	80.01%	95.17	76.15
Bellevue, WA	Fairfield Inn by Marriott	144	7/30/1997	61.24%	146.50	89.72
Boise, ID	Fairfield Inn by Marriott	63	4/7/1995	66.79%	88.54	59.14
Denver, CO	Fairfield Inn by Marriott	161	6/19/1997	80.69%	102.62	82.80
Emporia, KS	Fairfield Inn by Marriott	57	12/12/1994	59.60%	73.59	43.86
Germantown, TN	Fairfield Inn by Marriott	80	6/16/2005	66.24%	90.13	59.70
Kennewick, WA	Fairfield Inn by Marriott	63	2/10/1995	69.53%	77.55	53.92
Lakewood, CO	Fairfield Inn by Marriott	63	4/14/1995	61.42%	93.89	57.67
Lewisville, TX	Fairfield Inn by Marriott	71	12/7/2000	66.99%	89.35	59.86
Salina, KS	Fairfield Inn by Marriott	63	6/1/1994	68.72%	66.64	45.80
Spokane, WA	Fairfield Inn by Marriott	86	5/1/1995	70.12%	101.25	71.00
Bloomington, MN(1)	Hampton Inn	146	9/28/2007	28.01%	128.92	36.11
Boise, ID	Hampton Inn	64	5/1/1995	70.49%	97.34	68.61
Denver, CO	Hampton Inn	149	7/24/2003	53.38%	105.98	56.57
El Paso, TX	Hampton Inn	139	8/1/2005	82.45%	113.43	93.52
Ft. Collins, CO	Hampton Inn	75	11/1/1996	65.48%	101.17	66.25
Ft. Smith, AR	Hampton Inn	178	10/4/2005	68.83%	103.69	71.37
Ft. Wayne, IN	Hampton Inn	119	2/1/2006	69.70%	96.53	67.28
Ft. Worth, TX(1)	Hampton Inn	105	11/19/2007	32.07%	114.86	36.84
Jackson, MS	Hampton Inn	111	2/24/2005	72.54%	98.55	71.49
Medford, OR	Hampton Inn	75	6/25/2001	74.05%	105.99	78.49
Provo, UT	Hampton Inn	87	1/24/1996	73.82%	87.72	64.75
Twin Falls, ID	Hampton Inn	75	4/28/2004	75.90%	101.42	76.98
Vernon Hills, IL	Hawthorn Suites, LTD	119	12/30/1999	64.40%	90.80	58.48
Ft. Collins, CO(1)	Hilton Garden Inn	120	9/21/2007	19.68%	104.25	20.52
Boise, ID	Holiday Inn Express	63	6/21/2005	72.20%	92.38	66.70

		Number of	Acquisition/	For the Year Ended December 31, 2007
Property Name	Franchise	Guest Rooms	Opening Date	Occupancy Rate	ADR	RevPAR

Emporia, KS	Holiday Inn Express	58	8/30/2000	75.31%	81.42	61.32
Las Colinas, TX(1)	Holiday Inn Express	128	5/2/2007	32.32%	83.18	26.88
Sandy, UT	Holiday Inn Express	88	3/26/1998	65.46%	93.45	61.17
Twin Falls, ID	Holiday Inn Express	59	5/28/1999	79.43%	99.92	79.37
Overland Park, KS	Homewood Suites by Hilton	92	6/23/1996	67.93%	99.73	67.75
Atlanta, GA	Hyatt Place	150	4/12/2006	64.88%	71.81	46.59
Las Colinas, TX(1)	Hyatt Place	124	5/2/2007	60.04%	81.25	48.78
Ft. Wayne, IN	Residence Inn by Marriott	109	2/1/2006	66.11%	99.68	65.90
Germantown, TN	Residence Inn by Marriott	78	6/16/2005	71.31%	110.23	78.61
Jackson, MS(1)	Residence Inn by Marriott	100	10/16/2007	47.92%	104.04	49.86
Baton Rouge, LA	SpringHill Suites by Marriott	78	2/13/2004	77.64%	96.93	75.26
Denver, CO(1)	SpringHill Suites by Marriott	124	12/7/2007	22.58%	117.32	26.49
Lithia Springs, GA	SpringHill Suites by Marriott	78	2/13/2004	66.49%	91.94	61.13
Little Rock, AR	SpringHill Suites by Marriott	78	2/13/2004	69.35%	97.32	67.49
Nashville, TN	SpringHill Suites by Marriott	78	2/13/2004	79.46%	97.47	77.45
Scottsdale, AZ	SpringHill Suites by Marriott	123	8/1/2003	67.05%	130.25	87.33
Jackson, MS(1)	Staybridge Suites	92	6/5/2007	64.09%	92.63	59.37
Baton Rouge, LA	TownePlace Suites by Marriott	90	2/13/2004	78.51%	86.54	67.94

Total		5863		66.92%	96.20	64.38

(1)	Properties acquired or opened during 2007. Operating data is for the period the hotel was owned by the Company.